Exhibit 15.1

July 25, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-130214)

Registration Statements on Form S-8

(No. 33-62825)

(No. 33-62827)

(No. 33-62829)

(No. 33-62831)

(No. 33-62833)

(No. 33-62835)

(No. 33-62837)

(No. 33-62839)

(No. 33-62841)

(No. 33-62943)

(No. 33-63247)

(No. 33-63249)

(No. 33-63253)

(No. 333-03275)

(No. 333-03277)

(No. 333-19241)

(No. 333-77615)

(No. 333-59854)

(No. 333-108384)

(No. 333-118732)

(No. 333-135893)

(No. 333-135894)

(No. 333-135897)

Commissioners:

We are aware that our report dated July 19, 2006 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three and six month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

E-3